EXHIBIT 99.1

CHANGDA INTERNATIONAL HOLDINGS, INC.	Company Information:
CHANGDA INTERNATIONAL HOLDINGS, INC.
c/o Geo Genesis Group
575 Madison Avenue Suite 1006
NEW YORK, NY 10022
USA Ph. 6466430375
Fx. 2122023971

Changda International Holdings Inc. Hires Investment Bank

For Immediate Release
Weifang, Shandong China/EWORLDWIRE/May 21, 2009 --- Changda International Holdings Inc. (OTCBB: CIHI) (the "Company"), the fertilizer and chemical company headquartered in the City of Weifang, Shandong Province in China, is pleased to announce that it has hired Chardan Capital Markets LLC (Chardan) as investment bankers to the company.

Chardan Capital Markets LLC, a succesful investment bank with offices in New York and Beijing, has an emphasis on working with China-based growth companies. The company will continue to work with its corporate advisors, Qingdao, China-based Geo Genesis Group Ltd - a Plus market quoted company in London, U.K., and has recently hired the China-experienced New York-based law firm of Sichenzia, Ross, Friedman and Ference LLP (SRFF) as counsel for all its U.S. reporting obligations as a public company.

Further information about Chardan Capital Markets LLC can be obtained from its Web site at ChardanCapitalMarkets.com (http://www.chardancapitalmarkets.com).

Further information about SRFF LLP can be found at SRFF.com (http://www.srff.com).

For more information on Changda International Holdings Inc., contact:

Mr. Jan Pannemann, Executive Director
10th Floor Chenhong Building No. 301, East Dong Feng Street
Weifang, People's Republic of China
http://www.changdaint.com

E-mail: Jan@changdaint.com HTML: http://www.eworldwire.com/pressreleases/19569
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CONTACT:
JAN PANNEMAN
PromoDoesWork.com Inc.
c/o Geo Genesis Group
575 Madison Avenue Suite 1006
NEW YORK, NY 10022
PHONE. 6466430375
FAX. 2122023971
EMAIL: genersis@aol.com